Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces First Quarter 2025 Results

(April 15, 2025) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $90.4 million, or $0.49 per diluted share, for the first quarter of 2025, an increase of $24.4 million, or $0.13 per share, in comparison to the fourth quarter of 2024. Operating net income available to common shareholders for the three months ended March 31, 2025 was $95.5 million, or $0.52 per diluted share(1), an increase of $6.5 million, or $0.04 per share, in comparison to the fourth quarter of 2024.

"We are pleased with our first quarter operating earnings of $0.52 per diluted share and encouraged by the strong start to the year," said Curtis J. Myers, Chairman and CEO of Fulton. "Our team continues to be disciplined in our approach to creating value for all stakeholders while remaining focused on the long term during this uncertain and dynamic environment."

Financial Highlights

First quarter of 2025 operating results of $0.52 per diluted share were impacted by the following items:

•Solid net interest margin of 3.43% with a 12 basis point decrease in total cost of funds compared to the prior quarter.

•Non-interest expense decreased $27.2 million to $189.5 million compared to $216.6 million in the prior quarter. Operating non-interest expense decreased $7.8 million to $182.9 million(1) compared to $190.7 million in the prior quarter.

•Provision for credit losses was $13.9 million resulting in an allowance for credit losses attributable to net loans of $379.7 million, or 1.59% of total net loans as of March 31, 2025.

•Excluding brokered deposits, customer deposits increased $304.9 million, or 4.9% annualized, compared to the prior quarter.

•Common equity tier 1 capital ratio(2) increased to approximately 11.0% compared to 10.8% in the prior quarter.

The following items highlight notable changes in the components of net income and the balance sheet in the first quarter of 2025 compared to the fourth quarter of 2024:

•Net interest income totaled $251.2 million, a decrease of $2.5 million, primarily due to a decline in short-term interest rates and day count. A decrease in interest income on net loans of $13.0 million was partially offset by a decrease in interest expense on interest-bearing liabilities of $12.2 million. A $4.3 million decrease in interest income on other interest-earning assets was partially offset by a $2.6 million increase in interest income on investment securities. Purchase loan mark accretion from loans acquired in the Acquisition(3) was $13.1 million in the first quarter of 2025 compared to $13.9 million in the prior quarter.

•Non-interest income before investment securities gains (losses) was $67.2 million compared to $65.9 million in the prior quarter. The $1.3 million increase was primarily due to a $2.7 million reduction in the gain on acquisition (net of tax) recorded in the fourth quarter of 2024 and a $2.4 million increase in income from equity method investments, reflected in other income, partially offset by a $0.6 million decrease in mortgage banking income, a $0.5 million decrease in debit card fee income, a $0.5 million decrease in Small Business Administration loan income, a $0.5 million decrease in merchant fee income, a $0.3 million decrease in commercial customer interest rate derivative fee income, reflected in capital markets income, a $0.3 million decrease in overdraft fee income and a $0.2 million decrease in wealth management revenues.

•Non-interest expense was $189.5 million compared to $216.6 million in the prior quarter. The $27.2 million decrease was primarily due to a $10.0 million decrease in FultonFirst implementation and asset disposal expense and a $9.3 million decrease in acquisition-related expense. Excluding the FultonFirst implementation and asset disposal-related expense, the decrease in non-interest expense was primarily due to a $4.4 million decrease in professional fees driven by a recovery of previously incurred fees, a $3.7 million decrease in employee salaries and benefits expense primarily related to cost savings realized in connection with the Acquisition and the FultonFirst initiative.

Balance Sheet Summary

•Net loans totaled $23.9 billion, a decrease of $182.3 million, compared to $24.0 billion as of December 31, 2024. The decrease in net loans was due to a $244.3 million net decrease in commercial and other loans(4) partially offset by a $62.0 million increase in consumer loans(4). The decrease in commercial and other loans was partially due to the payoff in the quarter of $94.2 million of special mention loans and substandard loans. Commercial and other loans in non-accrual status decreased during the first quarter.

•Deposits totaled $26.3 billion, an increase of $199.5 million, compared to $26.1 billion as of December 31, 2024. The increase was primarily due to a $416.4 million increase in savings deposits, partially offset by decreases of $105.4 million in brokered deposits, $63.8 million in noninterest-bearing demand deposits and $39.2 million in interest-bearing demand deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $13.9 million in the first quarter of 2025 resulting in a $379.7 million allowance for credit losses attributable to net loans, or 1.59% of total net loans as of March 31, 2025, compared to $379.2 million, or 1.58% of total net loans as of December 31, 2024.

•Non-performing assets were $199.0 million, or 0.62% of total assets, as of March 31, 2025, in comparison to $222.7 million, or 0.69% of total assets, as of December 31, 2024.

•Annualized net charge-offs for the first quarter of 2025 were 0.21% of total average loans in comparison to 0.22% in the prior quarter.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

(2) Regulatory capital ratios as of March 31, 2025, are preliminary estimates and prior periods are actual.

(3) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"),
acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the
"Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

(4) Commercial loans include real estate - commercial mortgage, commercial and industrial, leases and other loans and includes a $231.2 million decrease in commercial construction loans reflected in real estate - construction. Consumer loans include real estate - residential mortgage, real estate - home equity, consumer and includes an $11.7 million increase in residential construction loans, reflected in real estate - construction.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Ending Balances
Investment securities	$5,071,323	$4,806,468	$4,545,278	$4,184,027	$3,783,392
Net loans	23,862,574	24,044,919	24,176,075	24,106,297	21,444,483
Total assets	32,132,028	32,071,810	32,185,726	31,769,813	27,642,957
Deposits	26,328,972	26,129,433	26,152,144	25,559,654	21,741,950
Shareholders' equity	3,274,321	3,197,325	3,203,943	3,101,609	2,757,679

Average Balances
Investment securities(1)	4,906,952	4,771,537	4,237,805	4,043,136	3,672,844
Net loans	24,006,863	24,068,784	24,147,801	23,345,914	21,370,033
Total assets	31,971,601	32,098,852	31,895,235	30,774,891	27,427,626
Deposits	26,169,883	26,313,378	25,778,259	24,642,954	21,378,754
Shareholders' equity	3,254,125	3,219,026	3,160,322	2,952,671	2,766,945

Income Statement
Net interest income	251,187	253,659	258,009	241,720	206,937
Provision for credit losses	13,898	16,725	11,929	32,056	10,925
Non-interest income	67,232	65,924	59,673	92,994	57,140
Non-interest expense	189,460	216,615	226,089	199,488	177,600
Income before taxes	115,061	86,243	79,664	103,170	75,552
Net income available to common shareholders	90,425	66,058	60,644	92,413	59,379

Per Share
Net income available to common shareholders (basic)	$0.50	$0.36	$0.33	$0.53	$0.36
Net income available to common shareholders (diluted)	$0.49	$0.36	$0.33	$0.52	$0.36
Operating net income available to common shareholders(2)	$0.52	$0.48	$0.50	$0.47	$0.40
Cash dividends	$0.18	$0.18	$0.17	$0.17	$0.17
Common shareholders' equity	$16.91	$16.50	$16.55	$16.00	$15.82
Common shareholders' equity (tangible)(2)	$13.46	$13.01	$13.02	$12.43	$12.37
Weighted average shares (basic)	182,179	182,032	181,905	175,305	162,706
Weighted average shares (diluted)	184,077	183,867	183,609	176,934	164,520
(1) Average balances include related unrealized holding gains (losses) for available for sale ("AFS") securities..
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Asset Quality
Net charge-offs to average loans	0.21%	0.22%	0.18%	0.19%	0.16%
Non-performing loans to total net loans	0.82%	0.92%	0.84%	0.72%	0.73%
Non-performing assets to total assets	0.62%	0.69%	0.64%	0.55%	0.57%
ACL - loans(1) to total loans	1.59%	1.58%	1.56%	1.56%	1.39%
ACL - loans(1) to non-performing loans	193%	172%	186%	218%	191%

Profitability
Return on average assets	1.18%	0.85%	0.79%	1.24%	0.91%
Operating return on average assets(2)	1.25%	1.14%	1.17%	1.11%	1.00%
Return on average common shareholders' equity	11.98%	8.68%	8.13%	13.47%	9.28%
Operating return on average common shareholders' equity (tangible)(2)	15.95%	14.83%	15.65%	15.56%	13.08%
Net interest margin	3.43%	3.41%	3.49%	3.43%	3.32%
Efficiency ratio(2)	56.7%	58.4%	59.6%	62.6%	63.2%
Non-interest expense to total average assets	2.40%	2.68%	2.82%	2.61%	2.60%
Operating non-interest expense to total average assets(2)	2.32%	2.36%	2.45%	2.55%	2.49%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	7.8%	7.5%	7.5%	7.3%	7.4%
Tier 1 leverage ratio	9.2%	9.0%	9.0%	9.2%	9.3%
Common equity Tier 1 capital ratio	11.0%	10.8%	10.5%	10.3%	10.3%
Tier 1 risk-based capital ratio	11.8%	11.5%	11.3%	11.1%	11.1%
Total risk-based capital ratio	14.4%	14.3%	14.0%	13.8%	14.0%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of March 31, 2025 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$388,503	$279,041	$296,500	$333,238	$247,581
Other interest-earning assets	778,117	924,404	1,287,392	1,188,341	231,389
Loans held for sale	15,965	25,618	17,678	26,822	10,624
Investment securities	5,071,323	4,806,468	4,545,278	4,184,027	3,783,392
Net loans	23,862,574	24,044,919	24,176,075	24,106,297	21,444,483
Less: ACL - loans(1)	(379,677)	(379,156)	(375,961)	(375,941)	(297,888)
Loans, net	23,482,897	23,665,763	23,800,114	23,730,356	21,146,595
Net premises and equipment	186,873	195,527	171,731	180,642	213,541
Accrued interest receivable	116,215	117,029	115,903	120,752	107,089
Goodwill and intangible assets	629,189	635,458	641,739	648,026	560,114
Other assets	1,462,946	1,422,502	1,309,391	1,357,609	1,342,632
Total Assets	$32,132,028	$32,071,810	$32,185,726	$31,769,813	$27,642,957
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,328,972	$26,129,433	$26,152,144	$25,559,654	$21,741,950
Borrowings	1,657,200	1,782,048	2,052,227	2,178,597	2,296,040
Other liabilities	871,535	963,004	777,412	929,953	847,288
Total Liabilities	28,857,707	28,874,485	28,981,783	28,668,204	24,885,278
Shareholders' equity	3,274,321	3,197,325	3,203,943	3,101,609	2,757,679
Total Liabilities and Shareholders' Equity	$32,132,028	$32,071,810	$32,185,726	$31,769,813	$27,642,957

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,676,517	$9,601,858	$9,493,479	$9,289,770	$8,252,117
Commercial and industrial	4,531,266	4,605,589	4,914,734	4,967,796	4,467,589
Real estate - residential mortgage	6,409,657	6,349,643	6,302,624	6,248,856	5,395,720
Real estate - home equity	1,170,470	1,160,616	1,144,402	1,120,878	1,040,335
Real estate - construction	1,175,445	1,394,899	1,332,954	1,463,799	1,249,199
Consumer	597,305	616,856	651,717	692,086	698,421
Leases and other loans(2)	301,914	315,458	336,165	323,112	341,102
Total Net Loans	$23,862,574	$24,044,919	$24,176,075	$24,106,297	$21,444,483
Deposits, by type:
Noninterest-bearing demand	$5,435,934	$5,499,760	$5,501,699	$5,609,383	$5,086,514
Interest-bearing demand	7,804,388	7,843,604	7,779,472	7,478,077	5,521,017
Savings	8,208,526	7,792,114	7,740,595	7,563,495	6,846,038
Total demand and savings	21,448,848	21,135,478	21,021,766	20,650,955	17,453,569
Brokered	738,458	843,857	843,473	995,975	1,152,427
Time	4,141,666	4,150,098	4,286,905	3,912,724	3,135,954
Total Deposits	$26,328,972	$26,129,433	$26,152,144	$25,559,654	$21,741,950
Borrowings, by type:
Federal Home Loan Bank advances	$750,000	$850,000	$950,000	$750,000	$900,000
Senior debt and subordinated debt	367,396	367,316	535,917	535,741	535,566
Other borrowings	539,804	564,732	566,310	892,856	860,474
Total Borrowings	$1,657,200	$1,782,048	$2,052,227	$2,178,597	$2,296,040

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Net Interest Income:
Interest income	$399,692	$414,368	$427,656	$400,506	$339,666
Interest expense	148,505	160,709	169,647	158,786	132,729
Net Interest Income	251,187	253,659	258,009	241,720	206,937
Provision for credit losses	13,898	16,725	11,929	32,056	10,925
Net Interest Income after Provision	237,289	236,934	246,080	209,664	196,012
Non-Interest Income:
Wealth management	21,785	22,002	21,596	20,990	20,155
Commercial banking:
Merchant and card	6,591	7,082	7,496	7,798	6,808
Cash management	7,799	7,633	7,201	6,966	6,305
Capital markets	2,411	2,797	3,311	2,585	2,341
Other commercial banking	4,528	4,942	4,281	4,061	3,375
Total commercial banking	21,329	22,454	22,289	21,410	18,829
Consumer banking:
Card	7,544	8,064	7,917	8,305	6,628
Overdraft	3,295	3,644	3,957	3,377	2,786
Other consumer banking	2,229	2,601	3,054	2,918	2,254
Total consumer banking	13,068	14,309	14,928	14,600	11,668
Mortgage banking	3,138	3,759	3,142	3,951	3,090
Gain on acquisition, net of tax	—	(2,689)	(7,706)	47,392	—
Other	7,914	6,089	5,425	4,933	3,398
Non-interest income before investment securities gains (losses)	67,234	65,924	59,674	113,276	57,140
Investment securities losses, net	(2)	—	(1)	(20,282)	—
Total Non-Interest Income	67,232	65,924	59,673	92,994	57,140
Non-Interest Expense:
Salaries and employee benefits	103,526	107,886	118,824	110,630	95,481
Data processing and software	18,599	19,550	20,314	20,357	17,661
Net occupancy	18,207	16,417	18,999	17,793	16,149
Other outside services	11,837	14,531	15,839	16,933	13,283
Intangible amortization	6,269	6,282	6,287	4,688	573
FDIC insurance	5,597	5,921	5,109	6,696	6,104
Equipment	4,150	4,388	4,860	4,561	4,040
Marketing	2,521	2,695	2,251	2,101	1,912
Professional fees	(1,078)	3,387	2,811	2,571	2,088
Acquisition-related expenses	380	9,637	14,195	13,803	—
Other	19,452	25,921	16,600	(645)	20,309
Total Non-Interest Expense	189,460	216,615	226,089	199,488	177,600
Income Before Income Taxes	115,061	86,243	79,664	103,170	75,552
Income tax expense	22,074	17,623	16,458	8,195	13,611
Net Income	92,987	68,620	63,206	94,975	61,941
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)
Net Income Available to Common Shareholders	$90,425	$66,058	$60,644	$92,413	$59,379

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
PER SHARE:
Net income available to common shareholders (basic)	$0.50	$0.36	$0.33	$0.53	$0.36
Net income available to common shareholders (diluted)	$0.49	$0.36	$0.33	$0.52	$0.36
Cash dividends	$0.18	$0.18	$0.17	$0.17	$0.17

Weighted average shares (basic)	182,179	182,032	181,905	175,305	162,706
Weighted average shares (diluted)	184,077	183,867	183,609	176,934	164,520

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$24,006,863	$347,626	5.86%	$24,068,784	$360,642	5.97%	$21,370,033	$313,882	5.90%
Investment securities(3)	5,199,000	47,242	3.63%	5,033,765	44,616	3.54%	3,983,753	27,048	2.71%
Other interest-earning assets	793,126	9,164	4.67%	1,086,536	13,453	4.93%	249,079	3,328	5.36%
Total Interest-Earning Assets	29,998,989	404,032	5.44%	30,189,085	418,711	5.53%	25,602,865	344,258	5.40%

Noninterest-earning assets:
Cash and due from banks	301,897			288,867			282,895
Premises and equipment	191,248			183,801			223,375
Other assets	1,864,996			1,816,421			1,614,746
Less: ACL - loans(4)	(385,529)			(379,322)			(296,255)
Total Assets	$31,971,601			$32,098,852			$27,427,626

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,753,586	$34,189	1.79%	$7,838,590	$37,952	1.93%	$5,596,725	$20,500	1.47%
Savings deposits	7,971,728	45,101	2.29%	7,806,303	47,280	2.41%	6,669,228	38,797	2.34%
Brokered deposits	904,722	10,038	4.50%	877,526	10,619	4.81%	1,083,382	14,655	5.44%
Time deposits	4,127,784	41,564	4.08%	4,232,849	46,023	4.33%	2,968,344	29,622	4.01%
Total Interest-Bearing Deposits	20,757,820	130,892	2.56%	20,755,268	141,874	2.72%	16,317,679	103,574	2.55%

Borrowings and other interest-bearing liabilities	1,754,900	17,613	4.07%	1,847,431	18,835	4.06%	2,608,376	29,155	4.46%
Total Interest-Bearing Liabilities	22,512,720	148,505	2.67%	22,602,699	160,709	2.83%	18,926,055	132,729	2.82%

Noninterest-bearing liabilities:
Demand deposits	5,412,063			5,558,110			5,061,075
Other liabilities	792,693			719,017			673,551
Total Liabilities	28,717,476			28,879,826			24,660,681
Shareholders' equity	3,254,125			3,219,026			2,766,945
Total Liabilities and Shareholders' Equity	$31,971,601			$32,098,852			$27,427,626

Net interest income/net interest margin (fully taxable equivalent)		255,527	3.43%		258,002	3.41%		211,529	3.32%
Tax equivalent adjustment		(4,340)			(4,343)			(4,592)
Net Interest Income		$251,187			$253,659			$206,937

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for available for sale ("AFS") securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Loans, by type:
Real estate - commercial mortgage	$9,655,283	$9,595,996	$9,318,273	$8,958,139	$8,166,018
Commercial and industrial	4,608,401	4,730,101	4,998,051	4,853,583	4,517,179
Real estate - residential mortgage	6,367,978	6,319,205	6,268,922	5,977,132	5,353,905
Real estate - home equity	1,160,713	1,116,665	1,122,313	1,117,367	1,039,321
Real estate - construction	1,296,090	1,312,245	1,437,907	1,430,057	1,240,640
Consumer	615,741	665,261	682,602	685,183	721,523
Leases and other loans(1)	302,657	329,311	319,733	324,453	331,447
Total Net Loans	$24,006,863	$24,068,784	$24,147,801	$23,345,914	$21,370,033

Deposits, by type:
Noninterest-bearing demand	$5,412,063	$5,558,110	$5,495,950	$5,460,025	$5,061,075
Interest-bearing demand	7,753,586	7,838,590	7,668,583	7,080,302	5,596,725
Savings	7,971,728	7,806,303	7,663,599	7,309,141	6,669,228
Total demand and savings	21,137,377	21,203,003	20,828,132	19,849,468	17,327,028
Brokered	904,722	877,526	842,661	1,123,328	1,083,382
Time	4,127,784	4,232,849	4,107,466	3,670,158	2,968,344
Total Deposits	$26,169,883	$26,313,378	$25,778,259	$24,642,954	$21,378,754

Borrowings, by type:
Federal funds purchased	$—	$54	$—	$32,637	$173,659
Federal Home Loan Bank advances	709,367	727,957	754,130	833,726	902,890
Senior debt and subordinated debt	367,357	449,795	535,831	535,656	535,479
Other borrowings and other interest-bearing liabilities	678,176	669,625	939,387	1,039,672	996,348
Total Borrowings	$1,754,900	$1,847,431	$2,229,348	$2,441,691	$2,608,376

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Allowance for credit losses related to net loans:
Balance at beginning of period	$379,156	$375,961	$375,941	$297,888	$293,404

CECL day 1 provision expense(1)	—	—	—	23,444	—
Initial purchased credit deteriorated allowance for credit losses	—	(136)	(1,139)	55,906	—
Loans charged off:
Real estate - commercial mortgage	(12,106)	(2,844)	(2,723)	(7,853)	(26)
Commercial and industrial	(3,865)	(9,480)	(6,256)	(2,955)	(7,632)
Real estate - residential mortgage	(343)	(55)	(1,131)	(35)	(251)
Consumer and home equity	(2,193)	(2,179)	(2,308)	(1,766)	(2,238)
Real estate - construction	—	—	—	—	—
Leases and other loans(2)	(1,527)	(1,768)	(726)	(1,398)	(805)
Total loans charged off	(20,034)	(16,326)	(13,144)	(14,007)	(10,952)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	374	199	107	146	152
Commercial and industrial	5,952	1,387	1,008	796	1,248
Real estate - residential mortgage	174	104	130	122	116
Consumer and home equity	660	974	545	1,161	676
Real estate - construction	82	47	103	233	—
Leases and other loans(2)	201	194	129	247	162
Recoveries of loans previously charged off	7,443	2,905	2,022	2,705	2,354
Net loans charged off	(12,591)	(13,421)	(11,122)	(11,302)	(8,598)
Provision for credit losses(1)	13,112	16,752	12,281	10,005	13,082
Balance at end of period	$379,677	$379,156	$375,961	$375,941	$297,888
Net charge-offs to average loans(3)	0.21%	0.22%	0.18%	0.19%	0.16%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$786	$(27)	$(352)	$(1,393)	$(2,157)

NON-PERFORMING ASSETS:
Non-accrual loans	$162,426	$189,293	$175,861	$145,630	$129,628
Loans 90 days past due and accruing	34,367	30,781	26,286	26,962	26,521
Total non-performing loans	196,793	220,074	202,147	172,592	156,149
Other real estate owned	2,193	2,621	2,844	1,444	277
Total non-performing assets	$198,986	$222,695	$204,991	$174,036	$156,426

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$42,913	$43,677	$64,450	$58,433	$44,118
Real estate - commercial mortgage	88,081	102,359	71,467	48,615	47,891
Real estate - residential mortgage	46,878	45,901	41,727	41,033	40,685
Consumer and home equity	12,682	14,374	12,830	11,886	10,172
Leases and other loans(2)	2,573	12,017	9,927	9,993	10,135
Real estate - construction	3,666	1,746	1,746	2,632	3,148
Total non-performing loans	$196,793	$220,074	$202,147	$172,592	$156,149

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Operating net income available to common shareholders
Net income available to common shareholders	$90,425	$66,058	$60,644	$92,413	$59,379
Less: Other revenue	(122)	(269)	(677)	(708)	(151)
Plus: Gain on acquisition, net of tax	—	2,689	7,706	(47,392)	—
Plus: Loss on securities restructuring	—	—	—	20,282	—
Plus: Core deposit intangible amortization	6,155	6,155	6,155	4,556	441
Plus: Acquisition-related expense	380	9,637	14,195	13,803	—
Plus: CECL day 1 provision expense	—	—	—	23,444	—
Less: Gain on sale-leaseback	—	—	—	(20,266)	—
Plus: FDIC special assessment	—	—	(16)	—	956
Plus: FultonFirst implementation and asset disposals	(47)	10,001	9,385	6,323	6,329
Less: Tax impact of adjustments	(1,337)	(5,360)	(6,099)	(9,961)	(1,591)
Operating net income available to common shareholders (numerator)	$95,454	$88,911	$91,293	$82,494	$65,363

Weighted average shares (diluted) (denominator)	184,077	183,867	183,609	176,934	164,520

Operating net income available to common shareholders, per share (diluted)	$0.52	$0.48	$0.50	$0.47	$0.40

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,274,321	$3,197,325	$3,203,943	$3,101,609	$2,757,679
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(629,189)	(635,458)	(641,739)	(648,026)	(560,114)
Tangible common shareholders' equity (numerator)	$2,452,254	$2,368,989	$2,369,326	$2,260,705	$2,004,687

Shares outstanding, end of period (denominator)	182,204	182,089	181,957	181,831	162,087

Common shareholders' equity (tangible), per share	$13.46	$13.01	$13.02	$12.43	$12.37

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Operating return on average assets(1)
Net income	$92,987	$68,620	$63,206	$94,975	$61,941
Less: Other revenue	(122)	(269)	(677)	(708)	(151)
Less: Gain on acquisition, net of tax	—	2,689	7,706	(47,392)	—
Plus: Loss on securities restructuring	—	—	—	20,282	—
Plus: Core deposit intangible amortization	6,155	6,155	6,155	4,556	441
Plus: Acquisition-related expense	380	9,637	14,195	13,803	—
Plus: CECL day 1 provision expense	—	—	—	23,444	—
Less: Gain on sale-leaseback	—	—	—	(20,266)	—
Plus: FDIC special assessment	—	—	(16)	—	956
Plus: FultonFirst implementation and asset disposals	(47)	10,001	9,385	6,323	6,329
Less: Tax impact of adjustments	(1,337)	(5,360)	(6,099)	(9,961)	(1,591)
Operating net income (numerator)	$98,016	$91,473	$93,855	$85,056	$67,925

Total average assets	$31,971,601	$32,098,852	$31,895,235	$30,774,891	$27,427,626
Less: Average net core deposit intangible	(77,039)	(83,173)	(89,350)	(68,234)	(4,666)
Total operating average assets (denominator)	$31,894,562	$32,015,679	$31,805,885	$30,706,657	$27,422,960

Operating return on average assets	1.25%	1.14%	1.17%	1.11%	1.00%

Operating return on average common shareholders' equity (tangible)(1)
Net income available to common shareholders	$90,425	$66,058	$60,644	$92,413	$59,379
Less: Other revenue	(122)	(269)	(677)	(708)	(151)
Less: Gain on acquisition, net of tax	—	2,689	7,706	(47,392)	—
Plus: Loss on securities restructuring	—	—	—	20,282	—
Plus: Intangible amortization	6,269	6,282	6,287	4,688	573
Plus: Acquisition-related expense	380	9,637	14,195	13,803	—
Plus: CECL day 1 provision expense	—	—	—	23,444	—
Less: Gain on sale-leaseback	—	—	—	(20,266)	—
Plus: FDIC special assessment	—	—	(16)	—	956
Plus: FultonFirst implementation and asset disposals	(47)	10,001	9,385	6,323	6,329
Less: Tax impact of adjustments	(1,361)	(5,387)	(6,127)	(9,989)	(1,618)
Adjusted net income available to common shareholders (numerator)	$95,544	$89,011	$91,397	$82,598	$65,468

Average shareholders' equity	$3,254,125	$3,219,026	$3,160,322	$2,952,671	$2,766,945
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(632,254)	(638,507)	(644,814)	(624,471)	(560,393)
Average tangible common shareholders' equity (denominator)	$2,428,993	$2,387,641	$2,322,630	$2,135,322	$2,013,674

Operating return on average common shareholders' equity (tangible)	15.95%	14.83%	15.65%	15.56%	13.08%
(1) Results are annualized.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2025	2024	2024	2024	2024
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,274,321	$3,197,325	$3,203,943	$3,101,609	$2,757,679
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(629,189)	(635,458)	(641,739)	(648,026)	(560,114)
Tangible common shareholders' equity (numerator)	$2,452,254	$2,368,989	$2,369,326	$2,260,705	$2,004,687

Total assets	$32,132,028	$32,071,810	$32,185,726	$31,769,813	$27,642,957
Less: Goodwill and intangible assets	(629,189)	(635,458)	(641,739)	(648,026)	(560,114)
Total tangible assets (denominator)	$31,502,839	$31,436,352	$31,543,987	$31,121,787	$27,082,843

Tangible common equity to tangible assets	7.78%	7.54%	7.51%	7.26%	7.40%

Efficiency ratio
Non-interest expense	$189,460	$216,615	$226,089	$199,488	$177,600
Less: Acquisition-related expense	(380)	(9,637)	(14,195)	(13,803)	—
Plus: Gain on sale-leaseback	—	—	—	20,266	—
Less: FDIC special assessment	—	—	16	—	(956)
Less: FultonFirst implementation and asset disposals	47	(10,001)	(9,385)	(6,323)	(6,329)
Less: Intangible amortization	(6,269)	(6,282)	(6,287)	(4,688)	(573)
Operating non-interest expense (numerator)	$182,858	$190,695	$196,238	$194,940	$169,742

Net interest income	$251,187	$253,659	$258,009	$241,720	$206,937
Tax equivalent adjustment	4,340	4,343	4,424	4,556	4,592
Plus: Total non-interest income	67,232	65,924	59,673	92,994	57,140
Less: Other revenue	(122)	(269)	(677)	(708)	(151)
Less: Gain on acquisition, net of tax	—	2,689	7,706	(47,392)	—
Plus: Investment securities (gains) losses, net	2	—	1	20,282	—
Total revenue (denominator)	$322,639	$326,346	$329,136	$311,452	$268,518

Efficiency ratio	56.7%	58.4%	59.6%	62.6%	63.2%

Operating non-interest expense to total average assets(1)
Non-interest expense	$189,460	$216,615	$226,089	$199,488	$177,600
Less: Intangible amortization	(6,269)	(6,282)	(6,287)	(4,688)	(573)
Less: Acquisition-related expense	(380)	(9,637)	(14,195)	(13,803)	—
Plus: Gain on sale-leaseback	—	—	—	20,266	—
Less: FDIC special assessment	—	—	16	—	(956)
Less: FultonFirst implementation and asset disposals	47	(10,001)	(9,385)	(6,323)	(6,329)
Operating non-interest expense (numerator)	$182,858	$190,695	$196,238	$194,940	$169,742

Total average assets (denominator)	$31,971,601	$32,098,852	$31,895,235	$30,774,891	$27,427,626

Operating non-interest expenses to total average assets	2.32%	2.36%	2.45%	2.55%	2.49%
(1) Results are annualized.